Filed pursuant to Rule 424(b)(5)

Registration No. 333-228888

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 1, 2019)

6,944,444 Shares

Common Stock

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We are selling 6,944,444 shares of our common stock. Our shares trade on the Nasdaq Capital Market under the symbol “CELH.” On September 11, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.17 per share.

The net proceeds from this offering will be used to fund, in part, the contemplated acquisition of Func Food Group Oyj. See “Prospectus Supplement Summary — Use of Proceeds — Acquisition of Func Food Group Oyj” and “Use of Proceeds” in this prospectus supplement for more information regarding the contemplated acquisition. This offering is not contingent upon the completion of our acquisition of Func Food Group Oyj.

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INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE RISK FACTORS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING BASE PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.

	Per Share	Total
Public Offering Price	$3.60	$24,999,999
Underwriting Discounts and Commissions(1)	$0.216	$1,500,000
Proceeds to Celsius (before expenses)	$3.384	$23,499,999

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(1)      See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

Certain of our directors and affiliates intend to purchase an aggregate of 1,100,000 shares of common stock to be sold in the offering at the public offering price and on the same terms as the other purchasers in this offering. See “Underwriting.”

We have granted the underwriters an option for a period of 30 days to purchase up to an aggregate of 1,041,666 additional shares of common stock at the public offering price. If the underwriters exercise this option, the underwriters will be obligated, subject to certain conditions, to purchase such number of additional shares as determined by the underwriters. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,725,000, and the total proceeds to Celsius, before expenses, will be $27,024,996.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

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The underwriters expect to deliver the shares on or about September 16, 2019.

Sole Bookrunning Manager

B. RILEY FBR

Co-Managers

Ladenburg Thalmann	Maxim Group LLC

The date of this prospectus supplement is September 11, 2019

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus dated February 1, 2019 that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any of the securities described in the accompanying base prospectus in one or more offerings. In this prospectus supplement, we provide you with specific information about this offering. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, our common stock and other information you should know before investing in our common stock. This prospectus supplement also adds, updates and changes information contained in the accompanying base prospectus. You should read both this prospectus supplement and the accompanying base prospectus as well as the additional information described in this prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before investing in our common stock. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying base prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, the statements made in the accompanying base prospectus, or such an earlier filing, as applicable, are deemed modified or superseded by the statements made in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying base prospectus — the statement having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus, in any other prospectus supplement and in any free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent that any statement that we make in this prospectus supplement differs from or is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, “Celsius,” “the Company,” “we,” “us,” and “our” refer to Celsius Holdings, Inc. and its subsidiaries, unless the context otherwise requires.

All U.S. dollar denominated information in this prospectus with respect to the Company’s acquisition of Func Food Group Oyj, reflects a foreign exchange rate of US$1.12=€1.00.

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

 This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying base prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section in this prospectus supplement and the accompanying base prospectus, as well as the financial statements and the other information incorporated by reference herein before making an investment decision.

Overview

We are engaged in the development, marketing, sale and distribution of “functional” calorie-burning fitness beverages under the Celsius® brand name. According to multiple clinical studies we funded, a single serving of Celsius® burns 100 to 140 calories by increasing a consumer’s resting metabolism an average of 12% and providing sustained energy for up to a three-hour period. Our exercise focused studies show Celsius delivers additional benefits when consumed prior to exercise. The studies show benefits such as increase in fat burn, increase in lean muscle mass and increased endurance.

We seek to combine nutritional science with mainstream beverages by using our proprietary thermogenic (calorie-burning) MetaPlus® formulation, while fostering the goal of healthier everyday refreshment by being as natural as possible without the artificial preservatives often found in many energy drinks and sodas. Celsius® has no artificial preservatives, aspartame or high fructose corn syrup and is very low in sodium. Celsius® uses good-for-you ingredients and supplements such as green tea (EGCG), ginger, calcium, chromium, B vitamins and vitamin C. The main Celsius® line of products is sweetened with sucralose, a sugar-derived sweetener that is found in Splenda®, which makes our beverages low-calorie and suitable for consumers whose sugar intake is restricted.

We have undertaken significant marketing efforts aimed at building brand awareness, including a wide variety of marketing vehicles such as television, radio, digital, social media, sponsorships, and magazine advertising. We also undertake various promotions at the retail level such as coupons and other discounts in addition to in-store sampling. We have entered into agreements with various distributors to sell our products domestically and abroad, particularly in the Nordic countries and the Far East.

We do not directly manufacture our beverages, but instead outsource the manufacturing process to established third-party co-packers. We do, however, provide our co-packers with flavors, ingredient blends, cans and other raw materials for our beverages purchased by us from various suppliers.

Our Products

Celsius® calorie-burning beverages were first introduced to the marketplace in 2005.

According to multiple clinical studies we funded, a single serving (12 ounce can) of Celsius® burns 100 to 140 calories by increasing a consumer’s metabolism an average of 12% for up to a three-hour period. In addition, these studies have indicated that drinking a single serving of Celsius® prior to exercising may improve cardiovascular health and fitness and enhance the loss of fat and gain of muscle from exercise.

We seek to combine nutritional science with mainstream beverages by using our proprietary thermogenic (calorie-burning) MetaPlus® formulation, while fostering the goal of healthier everyday refreshment by being as natural as possible without the artificial preservatives often found in many energy drinks or sodas. Celsius® has no chemical preservatives, aspartame or high fructose corn syrup and is very low in sodium. Celsius® uses good-for-you ingredients and supplements such as green tea (EGCG), ginger, calcium, chromium, B vitamins and vitamin C. Celsius is sweetened with sucralose, a sugar-derived sweetener that is found in Splenda®, which makes our beverages low-calorie and suitable for consumers whose sugar intake is restricted. Each 12 ounce can of Celsius® contains 200 milligrams of caffeine which is comparable to one 12-ounce cup of coffee from the leading coffeehouse.

Our original Celsius® product line is currently offered in eight flavors: orange, wild berry, cola, grape, kiwi-guava and watermelon (which are carbonated), and non-carbonated green tea raspberry/acai, and green tea/peach mango. Celsius® is packaged in a distinctive 12 ounce sleek can that uses vivid colors in abstract patterns to create a strong on-shelf impact. The cans are sold as singles or in four-packs. We have recently redesigned our packaging to provide a cleaner, crisper and more modern look. We also sell a powdered form of the active ingredients in our beverages in individual On-The-Go packets as well as multiple serving canisters. In addition to being sugar free, our original ready-to-drink product line is non-GMO, kosher and vegan certified and soy and gluten free.

In 2018, Celsius introduced its first product line extension focused on broadening the reach of Celsius® into the natural channel. The natural line extension is available in refreshing flavors: three sparkling - grapefruit, cucumber lime, orange pomegranate and three non-carbonated - pineapple coconut, watermelon berry and strawberries & cream. The natural line extension boasts a clean ingredient panel featuring 100% natural caffeine-from-green-coffee bean extract, and an all-natural sweetener. Like the original Celsius® products, our new natural ready-to-drink beverages are non-GMO, kosher and vegan certified and soy and gluten free.

During 2018, we also introduced the second line in our product portfolio, trainer’s grade Celsius Heat™. Celsius Heat™ is also a dietary supplement, that uses the same proprietary thermogenic MetaPlus® formula as Celsius®, which is proven to accelerate metabolism, boost energy and accelerate calorie and fat burn when combined with exercise. Celsius Heat™, which is packed with 2,000mg of L-citrulline and 300mg of caffeine, comes in seven carbonated flavors: Apple Jack’d, Orangesicle, Inferno Punch, Cherry Lime, Blueberry Pomegranate, Strawberry Dragonfruit, and Tangerine Grapefruit.

We target a niche in the functional beverage segment of the beverage industry consisting of consumers seeking calorie-burning beverages to help them manage their weight and enhance their exercise regimen. Our target consumers are generally individuals that exercise two to five times a week and are concerned about their health.

Recent Developments

Acquisition of Func Food Group Oyj

Effective on September 11, 2019, we entered into a series of agreements (the “Acquisition Agreements”) with the shareholders, bondholders and certain other lenders of Func Food Group Oyj, a Finnish corporation (“Func Food”), pursuant to which Func Food’s outstanding debt of approximately US$55,257,991, certain of which is in default, will be restructured and Celsius will acquire all of the issued and outstanding capital stock of Func Food.

Func Food is a Finland based wellness company that markets and distributes beverages, protein bars, supplements and superfoods in Finland, Sweden, and Norway. Celsius has had a distribution arrangement with Func Food since 2016, when Func Food commenced distribution of our products in Sweden (where they have become the best-selling fitness drink). Func Food subsequently expanded distribution of our products to Finland in 2016 and Norway in 2018. In addition to Celsius’ products, Func Food also distributes products under the brands FAST, FitFarm and CocoVi. The FAST, FitFarm and CocoVi brands and associated products are owned by Func Food. FAST products is a market leader in Finland and has begun distribution into the Swedish market. FitFarm and CocoVi are well-established brands of superfoods and other supplements in the Nordic countries.

We believe that there are a number of synergies between Celsius and Func Food, including:

•        Func Food is well connected to the European nutrition market — enabling quick access to distributors and customers in new European markets.

•        Func Food already operates a multi-market supply chain and the combined entity would benefit from central production planning and joint filling runs for new markets.

•        Func Food sources the majority of convenience products from leading manufacturers in continental Europe which would enable the creation of logistics synergies for new markets together with Celsius’ production capabilities in central Europe.

•        Func Food has built a unique marketing platform for the Nordics, the mechanics of which could be quickly expanded to Europe at reasonable cost.

•        Func Food affords expansion of our product portfolio as FAST brings new additional revenue streams and market and growth potential.

We believe that as the target market for Celsius products overlaps with that for Func Food’s convenience portfolio, the acquisition will afford the combined company with the opportunity to:

•        capitalize on a broader revenue base with zero cannibalization;

•        achieve higher gross margins and make much stronger in-market investments to drive expansion across Europe before broader brand and market consolidation takes place; and

•        make more significant investments in coolers and other fixtures enabling faster market entry.

Func Food currently has the following outstanding debt:

•        senior secured bonds (the “Outstanding Bonds”) in the principal amount of $33,181,649 plus accrued but unpaid interest and default interest;

•        loans from Func Food principal shareholders, Sentica Buyout IV KY and Sentica Buyout IV Co-Investment Ky (collectively, “Sentica”) in the principal amount of $9,965,922 plus accrued but unpaid interest (the “Sentica Loans”);

•        a capital loan in the principal amount of $55,627, plus accrued but unpaid interest and a shareholder loan in the principal amount of $40,693, plus accrued but unpaid interest from Jutta Marketing Oy (the “Jutta Loans”);

•        a subordinated convertible loan in the principal amount of $338,078, plus accrued but unpaid interest from Joy Group Oy (the “Joy Loan”); and

•        a subordinated vendor loan of $1,680,000, plus accrued but unpaid interest from Magmax AB (the “Vendor Loan”).

The Acquisition Agreements provide for the restructuring of the Outstanding Bonds into two new classes of bonds as follows:

•        “Reinstated Bonds” to be held by the existing holders of the Outstanding Bonds, Sentica (in exchange for the Sentica Loans) and management, as provided for below. The Reinstated Bonds will be in the original principal amount of $9,520,000 with an original issue discount of 5%, be due and payable on October 30, 2020, bear interest at the rate of 6%, payable semi-annually in arrears and will be secured by a first priority lien on substantially all of Func Food’s assets.

•        “Buyer Bonds” in the original principal amount of $33,181,649, which will have the same terms and conditions as the Reinstated Bonds but will be subordinated to the Reinstated Bonds. The Buyer Bonds will be acquired by Celsius from the holders of the Outstanding Bonds for $14,354,480. The purchase price of $672,000 to be paid by Celsius for the Jutta Loans, Joy Loan and Vendor Loan as described below and $93,250 in cash, which will be paid to members of Func Food management as part of a retention bonus, will be deducted from the purchase price paid to the holders of the Outstanding Bonds for the Buyer Bonds. Celsius will also have the option to convert up to $4,480,000 in trade receivables from Func Food into Buyer Bonds.

The Reinstated Bonds and the Buyer Bonds will constitute direct, unconditional, unsubordinated and secured obligations of Func Food and will be guaranteed by all of Func Food’s subsidiaries. Celsius may, in its own discretion choose to repay up to 50% of the principal amount of the Reinstated Bonds at maturity by way of newly-issued shares of its common stock, at price per share equal to the lower of 110% of the 30 day volume weighted average closing price for our shares at closing of the acquisition; and (ii) €3.50.

The Reinstated Bonds may be redeemed in full (but not in part) at Func Food’s option at any time prior to maturity at a redemption premium of 103% of the principal amount. In addition, if (a) prior to maturity of the Reinstated Bonds, Func Food’s FAST business is sold; or (b) on or after January 1, 2020, Celsius consummates a subsequent equity capital raise, the net proceeds from such transactions, to the fullest extent possible shall be applied to redemption of the Reinstated Bonds.

The Reinstated Bonds and the Buyer Bonds will have customary affirmative and negative covenants applicable to Fund Food, including restrictions on distributions, pledging assets and incurring additional indebtedness, meeting quarterly liquidity and other financial compliance tests, providing periodic financial reports and requiring bondholder consent to amendments and waivers.

$932,960 of the Reinstated Bonds will be allocated to Sentica in exchange for the Sentica Loans, $93,250 of the Reinstated Bonds will be allocated to members of Func Food management as part of their retention bonus and the balance will be allocated to the holders of the Outstanding Bonds.

At closing, we will acquire the Jutta Loans, Joy Loan and Vendor Loan for an aggregate of $672,000 and all of the issued and outstanding capital stock of Func Food from Sentica and the other shareholders for nominal consideration of $1.12. We will also reimburse the other parties to the acquisition up to $224,000 in legal and advisory fees.

Consummation of the restructuring and acquisition of Func Food is expected to occur in October 2019 and is subject to customary closing conditions, including (a) the absence of a material breach by the parties with their respective covenants and agreements under the Acquisition Agreements; (b) approval of the restructuring of Func Food by existing bondholders in accordance with Swedish Law; and (c) our successful completion of this offering in an amount sufficient to fund the cash needed to consummate the acquisition. The Acquisition Agreements contain certain termination rights, including the right of either party to terminate the transaction if it has not closed on or before October 31, 2019.

We intend to fund the acquisition of Func Food and pay related fees, costs and expenses through a portion of the proceeds of this offering. See “Use of Proceeds.” The necessary cash to fund the consummation of the Func Food acquisition will be placed in escrow with NT Services, AS, a Norwegian fiduciary services company located in Oslo, Norway (“NT Services”), pending closing of the acquisition or termination of the Acquisition Agreements. This offering is not conditioned on the closing of the acquisition of Func Food. We cannot assure you that the acquisition of Func Food will be consummated on the terms described herein or at all. If the acquisition of Func Food is not consummated, we intend to use the net proceeds of this offering for general corporate purposes, which may include future acquisitions.

Conversion of Loans to Equity

The Company entered into Convertible Loan Agreements (the “Loan Agreements”) with Charmnew Limited (“Charmnew”) and Grieg International Limited (“Grieg”) on December 12, 2018, and with CD Financial, LLC (“CD Financial”), an affiliate of a principal shareholder of the Company on December 14, 2018, providing for aggregate loans to the Company in principal amounts of $3,000,000, $2,000,000 and $5,000,000, respectively. In connection with the Loan Agreements, the Company executed and delivered Convertible Promissory Notes (the “Notes”) in favor of each of Charmnew, Grieg and CD Financial. The Notes have a maturity date of the second anniversary after issuance and bear interest at the rate of 5% per annum payable semi-annually. Upon consummation of this offering, the principal amount of all accrued but unpaid interest on the Notes held by Charmnew, Grieg and CD Financial will convert, in accordance with their terms, into 1,022,705, 681,803 and 1,492,385 shares of our common stock, at a conversion price of $3.04, $3.04 and $3.39, respectively.

Corporate Information

We were incorporated in Nevada on April 26, 2005 under the name Vector Ventures, Inc. and originally engaged in mineral exploration. Such business was unsuccessful. On January 26, 2007, we acquired the Celsius® beverage business of Elite FX, Inc., a Florida corporation engaged in the development of “functional” beverages since 2004 in a reverse merger, and subsequently changed our name to Celsius Holdings, Inc. Our principal executive offices are located at 2424 N Federal Highway, Suite 208, Boca Raton, Florida 33431 and our telephone number is (561) 276-2239. Our website address is www.celsiusholdingsinc.com. The inclusion of our website address does not include or incorporate by reference into this prospectus supplement or the accompanying prospectus any information on, or accessible through, our website. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with amendments to these reports, are available on the “Investors” section of our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

THE OFFERING

Common stock to be offered by us	6,944,444 shares of our common stock.
Common stock to be outstanding after this offering	67,792,525 shares of common stock.(1)
Use of proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $23.3 million, after deducting the underwriting discount and estimated offering expenses payable by us.

We currently intend to use the net proceeds we receive from this offering to fund the cash needed to consummate the acquisition of Func Food and related fees, costs and expenses, estimated to be approximately $15.6 million in the aggregate, and for general corporate purposes, including funding marketing initiatives and expanding European distribution of our products.

An amount of the net proceeds of this offering equal to the necessary cash to fund the consummation of the Func Food acquisition will be placed in escrow with NT Services, AS, pending closing of the acquisition or termination of the Acquisition Agreements. If the Func Food acquisition is not consummated, we intend to use the net proceeds of this offering for general corporate purposes, which may include future acquisitions.

Risk factors

You should carefully read and consider the information set forth under the heading “Risk Factors” on page S-6 in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K, as well as the other information set forth in or incorporated by reference into this prospectus supplement, for a discussion of factors you should carefully consider before investing in our common stock.

NASDAQ Capital Market symbol	“CELH”

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(1)      The number of shares of common stock to be outstanding after this offering is based on 57,371,187 shares of common stock outstanding as of June 30, 2019 and includes 3,196,894 shares to be issued upon conversion of the Notes held by Charmnew, Grieg and CD Financial and 280,000 shares issued subsequent to June 30, 2019. Such number excludes as of such date, 5,457,877 shares of common stock issuable upon the exercise of stock options outstanding under our employee benefit plans at a weighted average exercise price of $3.41 per share and 2,590,431 shares of common stock available for future issuance under those plans.

RISK FACTORS

Before deciding to invest in our common stock, you should consider carefully the following discussion of risks and uncertainties affecting us and our common stock, as well as the risks and uncertainties incorporated by reference in this prospectus supplement and the accompanying base prospectus from our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and our subsequent periodic reports and the other information contained or incorporated by reference in this prospectus supplement. If any of the events anticipated by these risks and uncertainties occur, our business, financial condition and results of operations could be materially and adversely affected, and the value of our common stock could decline. The risks and uncertainties we discuss in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

Risks Related To This Offering

Management will have broad discretion in how we use the proceeds from this offering.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could harm our business and cause the price of our common stock to decline.

If the price of our common stock fluctuates significantly, your investment could lose value.

Although our common stock is listed on the Nasdaq Capital Market, we cannot assure you that an active public market will continue for our common stock. If an active public market for our common stock does not continue, the trading price and liquidity of our common stock will be materially and adversely affected. If there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us.

Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

•        our quarterly or annual operating results;

•        changes in our earnings estimates;

•        investment recommendations by securities analysts following our business or our industry;

•        additions or departures of key personnel;

•        changes in the business, earnings estimates or market perceptions of our competitors;

•        our failure to achieve operating results consistent with securities analysts’ projections;

•        changes in industry, general market or economic conditions; and

•        announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with the Company and these fluctuations could materially reduce our stock price.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price in this offering. We may sell shares or other securities in any other offering at a price that is less than the price paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price paid by investors in this offering.

Risks Related To The Acquisition of Func Food

The market price of our common stock following the announcement of the Func Food acquisition may decline.

The market price of our common stock may decline as a result of the announcement of the Func Food acquisition for a number of reasons, including if:

•        investors react negatively to the prospects of the combined organization’s business and prospects from the acquisition, particularly in light of Func Food’s default on its debt obligations; or

•        the perceived effect of the acquisition on the combined organization’s business and prospects is not consistent with the expectations of financial or industry analysts.

If the Func Food acquisition closes, it may not be accretive and may cause dilution to our earnings per share, which may negatively affect the market price of our common stock.

Although we currently anticipate that the Func Food acquisition will be consummated and be accretive to our earnings per share (on an adjusted earnings basis that is not pursuant to GAAP and excluding transaction and integration costs) from and after the Func Food acquisition, this expectation is based on assumptions, including about our and Func Food’s business, estimated costs and revenue synergies, the effects of the Func Food debt restructuring and other preliminary estimates, each of which may change materially. As a result, should the Func Food acquisition occur, it may cause dilution to our earnings per share or the expected accretive effect of the Func Food acquisition may be less than anticipated, delayed or not occur at all, each of which may cause a decrease in the market price of our common stock. In addition, we could encounter additional transaction-related costs or other factors, such as the failure to realize all of the strategic and financial benefits currently anticipated in the Func Food acquisition, including anticipated cost and revenue synergies. All of these factors could cause dilution to our earnings per share or decrease, delay or cause not to occur the expected accretive effect of the Func Food acquisition and cause a decrease in the market price of our common stock.

This offering is not conditioned on the closing of the Func Food acquisition, and we cannot assure you that the Func Food acquisition will be consummated.

This offering is not conditioned on the closing of the Func Food acquisition, which is expected to close in October 2019 and will be subject to customary conditions, certain of which are summarized under “Prospectus Supplement Summary — Recent Developments — Acquisition of Func Food Oyj.” We cannot assure you that the acquisition of Func Food will be consummated on the terms described herein or at all. If the Func Food acquisition is not consummated, we intend to use the net proceeds of this offering for general corporate purposes, which may include future acquisitions. If the Func Food acquisition is not consummated, this offering will cause dilution to our earnings per share, which may negatively affect the market price of our common stock.

Because this offering is not conditioned on the consummation of the Func Food acquisition, upon the closing of this offering, you will become a holder of our common stock regardless of whether the Func Food acquisition is consummated, delayed or terminated. If the Func Food acquisition is delayed, terminated or consummated on terms different than those described herein, the price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the Func Food acquisition will be consummated on the terms described herein. Further, a failed transaction may result in negative publicity or negative impression of us in the investment community and may affect our relationships with our business partners. In addition, if the Func Food acquisition is not consummated, our management will have broad discretion in the application of the net proceeds from this offering and could apply the proceeds in ways that you or other stockholders may not approve of, which could adversely affect the market price of our common stock.

Risks related to the assets to be acquired in the Func Food acquisition, if consummated, may adversely affect our business, financial condition and results of operation.

Any acquisition, including the Func Food acquisition, involves potential risks, including, among other things:

•        the validity of our assumptions about sales, revenues, operating expenses and costs;

•        our ability to successfully integrate the acquisition; and

•        the assumption of unknown liabilities, losses or costs for which we are not indemnified or, where coverage is excluded or limited under the warranty and indemnity insurance policy.

If we consummate the Func Food acquisition and if any of these risks were to materialize, the benefits of the Func Food acquisition may not be fully realized, if at all, and our business, financial condition and results of operations could be negatively impacted.

Risks Related to Our Business

In addition to the risks set forth in this prospectus supplement, our business is subject to numerous risks and uncertainties that could materially affect our business, financial condition or future results. These risks are discussed in the base prospectus dated February 1, 2019, included herewith and in our annual and quarterly reports and other documents we file with the SEC. You should carefully consider these risks before investing in our common stock. See “Where You Can Find More Information” in this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and accompanying prospectus or incorporated by reference into this prospectus supplement and accompanying prospectus contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. From time to time, we also provide forward-looking statements in other materials we release to the public, as well as oral forward-looking statements. Forward-looking statements include statements regarding our “expectations,” “hopes,” “beliefs,” “intentions” or “strategies” regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We have tried, wherever possible, to identify such statements by using words such as, but not limited to, “anticipate,” “believe,” “expect,” “intend,” “estimate,” “predict,” “project,” “may,” “might,” “should,” “would,” “will,” “likely,” “will likely result,” “continue,” “could,” “future,” “plan,” “possible,” “potential,” “target,” “forecast,” “goal,” “observe,” “seek,” “strategy” and other words and terms of similar meaning, but the absence of these words does not mean that a statement is not forward looking. The forward-looking statements in this prospectus supplement and the accompanying prospectus reflect the Company’s current views with respect to future events and financial performance.

Forward-looking statements are not historical factors and should not be read as a guarantee or assurance of future performance or results and will not necessarily be accurate indications of the times at, or by, or if which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith beliefs, expectations and assumptions as of that time with respect to future events. Because forward-looking statements relate to the future, they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, or assumptions, many of which are beyond our control, that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this prospectus supplement and the accompanying prospectus will in fact transpire or prove to be accurate. Readers are cautioned to consider the specific risk factors described herein and not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof.

The Company undertakes no obligation to update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our other filings with the SEC. Also note that we provide a cautionary discussion of risks and uncertainties relevant to our business under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand it is not possible to predict or identify all such factors.

USE OF PROCEEDS

We estimate the net proceeds from this offering to be approximately $23.3 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the shares of common stock under this prospectus supplement to fund the cash needed to consummate the Func Food acquisition and related fees, costs and expenses, estimated to be approximately $15.6 million in the aggregate, for general corporate purposes, including funding marketing initiatives and expanding European distribution of our products.

We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds of this offering may be used, although we currently are not planning or negotiating any such transactions, other than the Func Food acquisition. An amount of the net proceeds of this offering equal to the necessary cash to fund the consummation of the Func Food acquisition will be placed in escrow with NT Services, AS, pending closing of the acquisition or termination of the Acquisition Agreements. If the acquisition of Func Food is not consummated, we intend to use the net proceeds of this offering for general corporate purposes, including funding marketing initiatives and expanding European distribution of our products, and for future acquisitions. This offering is not conditioned on the consummation of the Func Food acquisition or any such other transactions. See “Risk Factors” on page S-6 of this prospectus supplement for risks, uncertainties and other factors related to the Func Food acquisition and the other transactions contemplated thereby.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering, other than the cash needed to consummate the Func Food acquisition and related fees, costs and expenses. Accordingly, we will retain broad discretion over the use of such proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never paid or declared cash dividends on our common stock and have no current plans to pay such dividends in the foreseeable future. We currently intend to retain any earnings for working capital and general corporate purposes. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including, but not limited to, future earnings, the success of our business, our capital requirements, our general financial condition and future prospects, general business conditions, the consent of our lenders and such other factors as the Board of Directors may deem relevant.

CAPITALIZATION

The below table sets forth our consolidated cash, cash equivalents, short-term investments and capitalization as of June 30, 2019 on (a) a historical basis; and (b) an as-adjusted basis to reflect: (i) the completion of this offering, assuming receipt of net proceeds of approximately $23.3 million from the sale of shares of common stock we are offering at a public offering price of $3.60 per share after deducting the underwriters’ fees and commission and estimated offering expenses payable by us and conversion of the Notes, and (ii) the consummation of the proposed Func Food acquisition as if it had occurred on June 30, 2019, as described under “Summary-Recent Developments-Acquisition of Func Food Oyj,” in the manner described in “Use of Proceeds” and after deducting estimated fees and transaction costs related to the Func Food acquisition.

The following table is unaudited and should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated interim financial statements and the related notes thereto in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, which is incorporated by reference into this prospectus supplement.

	As of June 30, 2019
	Historical	As Adjusted for the Offering	As Adjusted for the Acquisition
	(in thousands, except share and per share amounts)
Cash	$4,832	$28,082	$13,452
Debt	9,472	0	9,520
Stockholders’ Equity:
Preferred Stock, $0.001 par value; 2,500,000 shares authorized, zero shares issued and outstanding at June 30, 2019
Common stock, $0.001 par value; 75,000,000 shares authorized, 57,371,187 shares issued and outstanding at June 30, 2019; 67,792,525 shares issued and outstanding, as adjusted	57	68	68
Additional paid-in capital	87,922	122,618	122,618
Accumulated other comprehensive income/(loss)	(23)	(23)	(23)
Accumulated deficit	(63,197)	(64,947)	(65,566)
Total Stockholders’ Equity	24,758	57,715	57,097
Total capitalization	$34,230	$57,715	$66,617

DILUTION

Our net tangible book value as of June 30, 2019 was approximately $24,758,361 or approximately $0.43 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2019.

After giving effect to our sale of shares of our common stock in this offering and after deducting the underwriting discount and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2019 would have been approximately $57.7 million or $0.85 per share of common stock. This represents an immediate increase in net tangible book value of $0.42 per share to existing shareholders and immediate dilution in net tangible book value of $2.75 per share to investors participating in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price for one share of common stock in this offering		$3.60
Net tangible book value per share as of June 30, 2019	$0.43
Increase in net tangible book value per share attributable to investors participating in this offering	0.42
As adjusted net tangible book value per share immediately after this offering		0.85
Dilution per share to investors participating in this offering		$2.75

If the underwriters exercise in full their option to purchase additional shares of common stock at the public offering price of $3.60 per share, the as adjusted net tangible book value after this offering would be approximately $0.89 per share, representing an increase in net tangible book value of approximately $0.46 per share to existing shareholders and immediate dilution in net tangible book value of approximately $2.71 per share to investors participating in this offering at the public offering price.

The above discussion and table are based on is based on 57,371,187 shares of common stock outstanding as of June 30, 2019 and includes 3,196,894 shares to be issued upon conversion of the Notes held by Charmnew, Grieg and CD Financial and 280,000 shares issued subsequent to June 30, 2019. Such number excludes as of such date, 5,457,877 shares of common stock issuable upon the exercise of stock options outstanding under our employee benefit plans at a weighted average exercise price of $3.41 per share and 2,590,431 shares of common stock available for future issuance under those plans.

UNDERWRITING

Under the terms and subject to the conditions set forth in an underwriting agreement, the underwriters named below, for whom B. Riley FBR, Inc. is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, the number of shares of common stock indicated below:

Number of Shares of Common Stock
B. Riley FBR, Inc.	6,076,389
Ladenburg Thalmann & Co. Inc	520,833
Maxim Group LLC	347,222
Total	6,944,444

The underwriters are offering the shares of common stock subject to acceptance of the shares of common stock from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement and the related prospectus is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all the shares of common stock offered by this prospectus supplement if any such shares are purchased. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ option to purchase additional securities described below.

The underwriters expect to deliver the shares of common stock to purchasers on or about September 16, 2019.

Certain of our directors and affiliates intend to purchase an aggregate of 1,100,000 shares of our common stock in this offering. However, because indications of interest are not binding agreements or commitments to purchase, these directors, executive officers and affiliates may determine to purchase fewer shares than they indicate an interest in purchasing or not to purchase any shares in this offering.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,041,666 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised in whole or in part, each underwriter will become obligated, subject to certain conditions, to purchase their pro rata share of the additional shares of common stock based on the number of shares of common stock initially purchased by each underwriter as set forth in the table.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.13 per share. After this offering, the public offering price and concession to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares of common stock are offered by the underwriter as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwrites have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority. The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Total
	Per share	Without Exercise of Over-Allotment Option	With Exercise of Over-Allotment Option
Public offering price of common stock	$3.60	$24,999,999	$28,749,996
Underwriting discounts and commissions	$0.216	$1,500,000	$1,725,000
Proceeds before expenses, to Celsius	$0.384	$23,499,999	$27,024,996

We have agreed to pay the expenses of the underwriters in connection with the offering, including filing fees and investor presentation expenses, as well as underwriters’ counsel legal fees up to an aggregate maximum amount of

$75,000. In the event the Func Food acquisition is consummated, the representative will be entitled to receive an additional advisory fee of $250,000. The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $250,000.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate proceeds of the offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We and our executive officers, directors and certain affiliates have agreed, subject to limited exceptions, for a period of 90 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of the shares of common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional securities. The underwriters can close out a covered short sale by exercising the option to purchase additional securities or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional securities. The underwriters may also sell shares in excess of the option to purchase additional securities, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the shares of common stock. These activities may raise or maintain the market price of the shares of common stock above independent market levels or prevent or retard a decline in the market price of the shares of common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus supplement and the related prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus supplement and the related prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement, the related prospectus or the registration statement of which this prospectus supplement and the related prospectus form a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (a) in which such an offer or solicitation is not authorized; (b) in which any person making such offer or solicitation is not qualified to do so; or (c) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•        to legal entities which are qualified investors as defined under the Prospectus Directive;

•        by the underwriters to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

•        in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our common stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (a) the expression an “offer of common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; (b) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in each Relevant Member State; and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (a) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which we refer to as the Order; and/or (b) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the common stock in, from or otherwise involving the United Kingdom.

Notice to Canadian Residents (Alberta, British Columbia, Manitoba, Ontario and Québec Only)

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement that the issuer and the underwriters in the offering provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as may otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Securities in Canada are being made on a private placement basis only and are exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Securities will be deemed to have represented to the issuer, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (a) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (b) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (c) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Gutiérrez Bergman Boulris, PLLC, Coral Gables, Florida. The NBD Group, Inc., Los Angeles, California, is counsel for the underwriters in connection with this offering.

EXPERTS

The financial statements incorporated in this Prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the effectiveness of the Company’s internal control over financial reporting have been audited by Assurance Dimensions, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement. Any such request should be directed to:

Celsius Holdings, Inc.
2424 North Federal Highway, Suite 208
Boca Raton, Florida 33431
(561) 276-2239

Attention: Chief Financial Officer

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is legally deemed to be a part of this prospectus supplement, except for any information superseded by other information contained in, or incorporated by reference into, this prospectus supplement. Our file number for filings we make with the SEC under the Exchange Act is 001-34611.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement is deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus supplement and the accompanying prospectus, except as modified or superseded. Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus supplement or the accompanying base prospectus.

This prospectus supplement incorporates by reference the following reports and statements filed by us with the SEC:

•        our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 14, 2019;

•        our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 8, 2019; and

•        the description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A (File No. 001-34611) filed with the SEC on May 23, 2017, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of this offering, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein.

PROSPECTUS

$50,000,000

CELSIUS HOLDINGS, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may offer, issue and sell up to $50,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “CELH.” On February 1, 2019, the last reported sales price of our common stock was $4.00 per share.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or option to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 1, 2019

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $50 million. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

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OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein.

In this prospectus, “Celsius,” “the Company,” “we,” “us,” and “our” refer to Celsius Holdings, Inc. and its subsidiaries.

Overview

We are engaged in the development, marketing, sale and distribution of “functional” calorie-burning fitness beverages under the Celsius® brand name. According to multiple clinical studies we funded, a single serving of Celsius® burns 100 to 140 calories by increasing a consumer’s resting metabolism an average of 12% and providing sustained energy for up to a three-hour period. Our exercise focused studies show Celsius delivers additional benefits when consumed prior to exercise. The studies show benefits such as increase in fat burn, increase in lean muscle mass and increased endurance.

We seek to combine nutritional science with mainstream beverages by using our proprietary thermogenic (calorie-burning) MetaPlus® formulation, while fostering the goal of healthier everyday refreshment by being as natural as possible without the artificial preservatives often found in many energy drinks and sodas. Celsius® has no artificial preservatives, aspartame or high fructose corn syrup and is very low in sodium. Celsius® uses good-for-you ingredients and supplements such as green tea (EGCG), ginger, calcium, chromium, B vitamins and vitamin C. The main Celsius® line of products is sweetened with sucralose, a sugar-derived sweetener that is found in Splenda®, which makes our beverages low-calorie and suitable for consumers whose sugar intake is restricted.

We have undertaken significant marketing efforts aimed at building brand awareness, including a wide variety of marketing vehicles such as television, radio, digital, social media, sponsorships, and magazine advertising. We also undertake various promotions at the retail level such as coupons and other discounts in addition to in-store sampling. We have entered into agreements with various distributors to sell our products domestically and abroad, particularly in Sweden and the Far East.

We do not directly manufacture our beverages, but instead outsource the manufacturing process to established third-party co-packers. We do, however, provide our co-packers with flavors, ingredient blends, cans and other raw materials for our beverages purchased by us from various suppliers.

We have recently sought to extend our product line by introducing:

•        A product line extension focused on broadening the reach of Celsius® into the natural channel. The natural line extension is available in refreshing flavors: three sparkling — grapefruit, cucumber lime, orange pomegranate and three non-carbonated — pineapple coconut, watermelon berry and strawberries & cream.

•        Trainer’s grade Celsius Heat™, a new line in our product portfolio. Celsius Heat™ is also a dietary supplement, that uses the same proprietary thermogenic MetaPlus® formula as Celsius®, which is proven to accelerate metabolism, boost energy and accelerate calorie and fat burn when combined with exercise. Celsius Heat™, which is packed with 2,000mg of L-citrulline and 300mg of caffeine. Comes in seven carbonated flavors: Apple Jack’d, Orangesicle, Punch, Cherry Lime, Blueberry Pomegranate, Strawberry Dragonfruit, and Tangerine Grapefruit.

•        Celsius® Sparkling Kiwi Guava, the newest flavor from our original line of products.

Expansion of Overseas Presence

During 2017 and 2018, we focused a significant part of our marketing efforts on expanding our global reach into the Asian market, which is one of the most dynamic and fastest-growing, making it an important target in our pursuit of global growth. Having a diverse, established and expanding product line, we increased our investment in this key market with the launch and expansion of two important relationships and the formation of an experienced, focused regional team. In September 2017, we entered China with our partner, Qifeng Food Technology. With exciting success, we began both local production and initial distribution of the Celsius® brand. The initial distribution covered select channels across three Tier-1 cities — Beijing, Guangzhou and Shenzhen, as well as in over 30 other cities across 14 provinces. Consumer response has been overwhelmingly positive and signals that our plan for broader product distribution in China, which is scheduled to begin in the summer of 2019, is in-line with market opportunities. At the same time, we are accelerating our distribution in Hong Kong through our partnership with A.S. Watson Industries. The foundation of our business in Asia is with strong, capable partners, and we are committed to building on our success to further grow our brand and increase placements of our products.

Corporate History

We were incorporated in Nevada on April 26, 2005 under the name “Vector Ventures, Inc.” and originally engaged in mineral exploration. Such business was unsuccessful. On January 26, 2007, we acquired the Celsius® beverage business of Elite FX, Inc., a Florida corporation engaged in the development of “functional” beverages since 2004 in a reverse merger, and subsequently changed our name to Celsius Holdings, Inc. We currently have one Florida subsidiary, Celsius Netshipments, Inc., established in 2007, one Nevada subsidiary, Celsius, Inc., established in 2007, two Hong Kong corporate subsidiaries, Celsius Asia Holdings Limited and Celsius China Holdings Limited, established in 2017 and a Chinese corporate subsidiary, Celsius (Beijing) Beverage Limited, also established in 2017.

Our Products

Celsius® calorie-burning beverages were first introduced to the marketplace in 2005.

According to multiple clinical studies we funded, a single serving (12 ounce can) of Celsius® burns 100 to 140 calories by increasing a consumer’s metabolism an average of 12% for up to a three-hour period. In addition, these studies have indicated that drinking a single serving of Celsius® prior to exercising may improve cardiovascular health and fitness and enhance the loss of fat and gain of muscle from exercise.

We seek to combine nutritional science with mainstream beverages by using our proprietary thermogenic (calorie-burning) MetaPlus® formulation, while fostering the goal of healthier everyday refreshment by being as natural as possible without the artificial preservatives often found in many energy drinks or sodas. Celsius® has no chemical preservatives, aspartame or high fructose corn syrup and is very low in sodium. Celsius® uses good-for-you ingredients and supplements such as green tea (EGCG), ginger, calcium, chromium, B vitamins and vitamin C. Celsius is sweetened with sucralose, a sugar-derived sweetener that is found in Splenda®, which makes our beverages low-calorie and suitable for consumers whose sugar intake is restricted. Each 12 ounce can of Celsius® contains 200 milligrams of caffeine which is comparable to one 12 ounce cup of coffee from the leading coffeehouse.

Our original Celsius® product line is currently offered in eight flavors: orange, wild berry, cola, grape, watermelon and sparkling kiwi guava (which are carbonated), and non-carbonated green tea raspberry/acai, and green tea/peach mango. Celsius® is packaged in a distinctive 12 ounce sleek can that uses vivid colors in abstract patterns to create a strong on-shelf impact. The cans are sold as singles or in four-packs. We have recently redesigned our packaging to provide a cleaner, crisper and more modern look. We also sell a powdered form of the active ingredients in our beverages in individual On-The-Go packets as well as multiple serving canisters. In addition to being sugar free, our original ready-to-drink product line is non-GMO, kosher and vegan certified and soy and gluten free.

In 2017, Celsius introduced its first product line extension focused on broadening the reach of Celsius® into the natural channel. The natural line extension is available in refreshing flavors: three sparkling — grapefruit, cucumber lime, orange pomegranate and three non-carbonated — pineapple coconut, watermelon berry and strawberries & cream. The natural line extension boasts a clean ingredient panel featuring 100% natural caffeine-from-green-coffee bean extract, and an all-natural sweetener. Like the original Celsius® products, our new natural ready-to-drink beverages are non-GMO, kosher and vegan certified and soy and gluten free.

We also recently introduced the second line in our product portfolio, trainer’s grade Celsius Heat™. Celsius Heat™ is also a dietary supplement, that uses the same proprietary thermogenic MetaPlus® formula as Celsius®, which is proven to accelerate metabolism, boost energy and accelerate calorie and fat burn when combined with exercise. Celsius Heat™, which is packed with 2,000mg of L-citrulline and 300mg of caffeine. Comes in seven carbonated flavors: Apple Jack’d, Orangesicle, Punch, Cherry Lime, Blueberry Pomegranate, Strawberry Dragonfruit, and Tangerine Grapefruit.

In 2018, we added Celsius® Sparkling Kiwi Guava as a new flavor to our original line of products.

We target a niche in the functional beverage segment of the beverage industry consisting of consumers seeking calorie-burning beverages to help them manage their weight and enhance their exercise regimen. Our target consumers are generally individuals that exercise two to five times a week and are concerned about their health.

Clinical Studies

It is our belief that clinical studies substantiating product claims will become more important as more and more beverages are marketed with health claims. Celsius® was one of the first functional beverages to be launched along with a clinical study. Celsius® is also one of very few functional beverages that has clinical research on the actual product itself. Some beverage companies that do mention studies backing their claims are referencing independent studies conducted on one or more of the ingredients in the product. We believe that it is important and will become more important to have studies on the actual product.

We have funded seven U.S. based clinical studies for Celsius®. Each was conducted by a research organization and each studied the total Celsius® formula. The first study was conducted by the Ohio Research Group of Exercise Science & Sports Nutrition. The remaining studies were conducted by the Applied Biochemistry & Molecular Physiology Laboratory of the University of Oklahoma. We funded all of the studies and provided Celsius® beverage for the studies. However, none of our directors, executive officers or principal shareholders is in any way affiliated with either of the two research organizations which conducted the studies.

The first study was conducted in 2005 by the Ohio Research Group of Exercise Science & Sports Nutrition www.ohioresearchgroup.com. The Ohio Research Group of Exercise Science & Sports Nutrition is a multidisciplinary clinical research team dedicated to exploring the relationship between exercise, nutrition, dietary supplements and health. This placebo-controlled, double-blind cross-over study compared the effects of Celsius® and the placebo on metabolic rate. Twenty-two participants were randomly assigned to ingest a 12 ounce serving of Celsius® and on a separate day a serving of twelve ounces of Diet Coke®. All subjects completed both trials using a randomized, counterbalanced design. Randomized means that subjects were selected for each group randomly to ensure that the different treatments were statistically equivalent. Counterbalancing means that individuals in one group drank the placebo on the first day and drank Celsius® on the second day. The other group did the opposite. Counterbalancing is a design method that is used to control “order effects.” In other words, this was done to make sure that the order that subjects were served does not impact the results and analysis.

Metabolic rate (via indirect calorimetry, measurements taken from breaths into and out of calorimeter) and substrate oxidation (via respiratory exchange ratios) were measured at baseline (pre-ingestion) and for ten minutes at the end of each hour for three hours post-ingestion. The results showed an average increase of metabolism of twelve percent over the three-hour period, compared to a statistically insignificant change for the control group. Metabolic rate, or metabolism, is the rate at which the body expends energy. This is also referred to as the “caloric burn rate.” Indirect calorimetry calculates heat that living organisms produce from their production of carbon dioxide. It is called “indirect” because the caloric burn rate is calculated from a measurement of oxygen uptake. Direct calorimetry would involve the subject being placed inside the calorimeter for the measurement to determine the heat being produced. Respiratory Exchange Ratio is the ratio oxygen taken in a breath compared to the carbon dioxide breathed out in one breath or exchange. Measuring this ratio can be used for estimating which substrate (fuel such as carbohydrate or fat) is being metabolized or ‘oxidized’ to supply the body with energy.

The second study was conducted by the Applied Biochemistry & Molecular Physiology Laboratory of University of Oklahoma in 2007. This blinded, placebo-controlled study was conducted on a total of 60 men and women of normal weight. An equal number of participants were separated into two groups to compare one serving (a single 12 ounce can) of Celsius® to a placebo of the same amount. According to the study, those subjects consuming Celsius® burned significantly more calories versus those consuming the placebo, over a three-hour period. The study confirmed that over the three-hour period, subjects consuming a single serving of Celsius® burned 65% more calories than those consuming the placebo beverage and burned an average of more than 100 to 140 calories compared to the placebo. These results were statistically significant.

The third study, conducted by the Applied Biochemistry & Molecular Physiology Laboratory of University of Oklahoma in 2007, extended our second study with the same group of 60 individuals and protocol for 28 days and showed the same statistical significance of increased calorie burn (minimal attenuation). While the University of Oklahoma study did extend for 28 days, more testing would be needed for long term analysis of the Celsius® calorie-burning effects. Also, although these studies were on relatively small numbers of subjects, they have statistically significant results. Additional studies on a larger number and wider range of body compositions can be considered to further the analysis.

Our fourth study, conducted by the Applied Biochemistry & Molecular Physiology Laboratory of University of Oklahoma in 2009, combined Celsius® use with exercise. This ten-week placebo-controlled, randomized and blinded study was conducted on a total of 37 subjects. Participants were randomly assigned into one of two groups: Group 1 consumed one serving of Celsius® per day, and Group 2 consumed one serving of an identically flavored and labeled placebo beverage. Both groups participated in ten weeks of combined aerobic and weight training, following the American College of Sports Medicine guidelines of training for previously sedentary adults. The results showed that consuming a single serving of Celsius® prior to exercising may enhance the positive adaptations of exercise on body composition, cardio-respiratory fitness and endurance performance. According to the preliminary findings, subjects consuming a single serving of Celsius® lost significantly more fat mass and gained significantly more muscle mass than those subjects consuming the placebo — a 93.75% greater loss in fat and 50% greater gain in muscle mass, respectively. The study also confirmed that subjects consuming Celsius® significantly improved measures of cardio-respiratory fitness and the ability to delay the onset of fatigue when exercising to exhaustion.

Our fifth study was conducted by the Applied Biochemistry & Molecular Physiology Laboratory of University of Oklahoma in 2009. This ten-week placebo-controlled, randomized and blinded study was conducted on a total of 27 previously sedentary overweight and obese female subjects. Participants were randomly assigned into groups that consumed identically tasting treatment beverages with exercise or without exercise. All participants consumed one drink, either placebo or Celsius®, per day for 10 weeks. The exercise groups participated in ten weeks of combined aerobic and weight training, following the American College of Sports Medicine guidelines of training for previously sedentary adults. No changes were made to their diet. The results showed that consuming a single serving of Celsius® prior to exercising may improve cardiovascular health and fitness and enhance the positive adaptations of exercise on body composition. According to the preliminary findings, subjects consuming a single serving of Celsius® lost significantly more fat mass and gained significantly more muscle mass when compared to exercise alone — a 46% greater loss in fat, 27% greater gain in muscle mass, respectively. The study also confirmed that subjects consuming Celsius® significantly improved measures of cardio-respiratory fitness — 35% greater endurance performance with significant improvements to lipid profiles — total cholesterol decreases of 5 to 13% and bad LDL cholesterol 12 to 18%. Exercise alone had no effect on blood lipid levels.

Our sixth study was conducted by the Applied Biochemistry & Molecular Physiology Laboratory of University of Oklahoma in 2009. This ten-week placebo-controlled, randomized and blinded study was conducted on a total of 37 previously sedentary male subjects. Participants were randomly assigned into groups that consumed identically tasting treatment beverages with exercise or without exercise. All participants consumed one drink, either placebo or Celsius®, per day for 10 weeks. The exercise groups participated in ten weeks of combined aerobic and weight training, following the American College of Sports Medicine guidelines of training for previously sedentary adults. No changes were made to their diet. The results showed that consuming a single serving of Celsius® prior to exercising may improve cardiovascular health and fitness and enhance the positive adaptations of exercise on body composition. Significantly greater decreases in fat mass and percentage body fat and increases in VO2 were observed in the subjects that consumed Celsius® before exercise versus those that consumed the placebo before exercise. Mood was not affected. Clinical markers for hepatic, renal, cardiovascular and immune function, as determined by pre-and post-blood work revealed no adverse effects.

Our seventh study was conducted by Miami Research Institute in 2010 and demonstrated the efficacy and safety of the powders and the shots. This study allows the Company to make the same structure/function claims as the ready to drink beverages.

Manufacture and Supply of Our Products

Our beverages are produced by established third party beverage co-packers. A co-packer is a manufacturing plant that provides the service of filling bottles or cans for the brand owner. We believe one benefit of using co-packers is that we do not have to invest in the production facility and can focus our resources on brand development, sales and marketing. It also allows us produce in multiple locations strategically placed throughout the country. We purchase most of the ingredients and all packaging materials. The co-pack facility assembles our products and charges us a fee by the case. The shelf life of Celsius® is specified as 15 to 18 months.

Substantially all of the raw materials used in the preparation, bottling and packaging of our products are purchased by us or by our co-packers in accordance with our specifications. Generally, we obtain the ingredients used in our products from domestic suppliers and some ingredients have several reliable suppliers. The ingredients in Celsius® include green tea (EGCG), ginger (from the root), caffeine, B vitamins, vitamin C, taurine, guarana, chromium, calcium, glucuronolactone, sucralose, natural flavors and natural colorings. Celsius® is labeled with a supplements facts panel. We have no major supply contracts with any of our suppliers. We single-source all our ingredients for purchasing efficiency; however, we have identified a second source for our critical ingredients and there are many suppliers of flavors, colorings and sucralose. In case of a supply restriction or interruption from any of the flavor and coloring suppliers, we would have to test and qualify other suppliers that may disrupt our production schedules.

Packaging materials, except for our distinctive sleek aluminum cans, are easily available from multiple sources in the United States; however, due to efficiencies we utilize single source vendor relationships.

We believe that our co-packing arrangement and supply sources are adequate for our present needs.

Distribution

Celsius® is sold across many retail segments. They include supermarkets, convenience stores, drug stores, nutritional stores, and mass merchants. We also sell to health clubs, spas, gyms, the military, e-commerce websites and a limited number of international markets.

We distribute our products domestically through a hybrid of direct-store delivery (DSD) distributors and as well as sales direct to retailers (DTR).

Internationally, we distribute our products through regional and country-specific distribution partners. During 2017 and 2018, we have focused a significant part of our marketing efforts on expanding our global reach into the Asian market, which is one of the most dynamic and fastest-growing, making it an important target in our pursuit of global growth. Having a diverse, established and expanding product line, we increased our investment in this key market with the launch and expansion of two important relationships and the formation of an experienced, focused regional team. In September 2017, we entered China with our partner, Qifeng Food Technology. With exciting success, we began both local production and initial distribution of the Celsius® brand. The initial distribution covered select channels across three Tier-1 cities — Beijing, Guangzhou and Shenzhen, as well as in over 30 other cities across 14 provinces. Consumer response has been overwhelmingly positive and signals that our plan for broader product distribution in China, which is scheduled to begin in the summer of 2019, is in-line with market opportunities. At the same time, we are accelerating our distribution in Hong Kong through our partnership with A.S. Watson Industries. The foundation of our business in Asia is with strong, capable partners, and we are committed to building on our success to further grow our brand and increase placements of our products.

Sales to one customer, a foreign distributor of our products, accounted for 30% and 39% of our revenues for the years ended December 31, 2017 and December 31, 2016, respectively. Accordingly, if sales to this customer were to significantly decline or cease entirely, our business, results of operations and financial condition may be significantly harmed.

Competition

We believe that we are one of the few calorie-burning fitness beverages whose effectiveness is supported by clinical studies, which gives us a unique position in the beverage market. However, our products do compete broadly with all categories of consumer beverages. The beverage market is highly competitive, and includes international, national, regional and local producers and distributors, most of whom have greater financial, management and other resources than us. Our direct competitors in the functional beverage market include, but are not limited to The Coca-Cola Company, Dr. Pepper Snapple Group, PepsiCo, Inc., Nestlé, Waters North America, Inc., Hansen Natural Corp., Monster Energy, and Red Bull.

Proprietary Rights

We have registered the Celsius® and MetaPlus® trademarks with the United States Patent and Trademark Office, as well as a number of additional trademarks.

We have and will continue to take appropriate measures, such as entering into confidentiality agreements with our contract packers and ingredient suppliers, to maintain the secrecy and proprietary nature of our MetaPlus® formulation and product formulas.

We maintain our MetaPlus® formulation and product formulas as trade secrets. We believe that trade secrecy is a preferable method of protection for our formulas as patenting them might require their disclosure. Other than a company that is our outsourced production manager, no single member of the raw material supply chain or our co-packers has access to the complete formula.

We consider our trademarks and trade secrets to be of considerable value and importance to our business. No successful challenges to our registered trademarks have arisen and we have no reason to believe that any such challenges will arise in the future.

Government Regulation

The production, distribution and sale of our products in the United States is subject to the Federal Food, Drug and Cosmetic Act, the Dietary Supplement Health and Education Act of 1994, the Occupational Safety and Health Act, various environmental statutes and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling and ingredients of such products. California law requires that a specific warning appear on any product that contains a component listed by California as having been found to cause cancer or birth defects. The law exposes all food and beverage producers to the possibility of having to provide warnings on their products because the law recognizes no generally applicable quantitative thresholds below which a warning is not required. Consequently, even trace amounts of listed components can expose affected products to the prospect of warning labels. Products containing listed substances that occur naturally in the product or that are contributed to the product solely by a municipal water supply are generally exempt from the warning requirement. While none of our products are required to display warnings under this law, we cannot predict whether an important component of any of our products might be added to the California list in the future. We also are unable to predict whether or to what extent a warning under this law would have an impact on costs or sales of our products.

Measures have been enacted in various localities and states that require that a deposit be charged for certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other deposit, recycling or product stewardship proposals have been introduced in certain states and localities and in Congress, and we anticipate that similar legislation or regulations may be proposed in the future at the local, state and federal levels, both in the United States and elsewhere.

Our facilities in the United States are subject to federal, state and local environmental laws and regulations. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect upon our business, financial condition and results of operations.

Employees

As of the date of this Registration Statement, the Company employs 50 persons, including its executive officers.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Executive Offices

Our principal executive office is located 2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431. Our telephone number is (561) 276-2239. Our web address is http://www.celsius.com. The information included on our website is not, and shall not be interpreted to be, a part of this prospectus.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, up to a total aggregate offering price of $50,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer.

Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•        designation or classification;

•        aggregate principal amount or aggregate offering price;

•        maturity, if applicable;

•        original issue discount, if any;

•        rates and times of payment of interest or dividends, if any;

•        redemption, conversion, exchange or sinking fund terms, if any;

•        conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•        ranking, if applicable;

•        restrictive covenants, if any;

•        voting or other rights, if any; and

•        important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•        the names of those underwriters or agents;

•        applicable fees, discounts and commissions to be paid to them;

•        details regarding option to purchase additional securities, if any; and

•        the estimated net proceeds to us.

Common stock.    We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets legally available for distribution to stockholders remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future. In this prospectus, we have summarized certain general features of our common stock under “Description of Capital Stock-Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred stock.    We may issue shares of our preferred stock from time to time, in one or more series. Under our articles of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 2,500,000 shares of preferred stock in one or more series and to fix the privileges, preferences and rights of each series of preferred stock, any or all of which may be greater than the rights of the common stock. We are not offering previously designated series of preferred stock, if any, under this prospectus. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock may be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock-Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt securities.    We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into our common stock or preferred stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants.    We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Our business faces certain risks. The risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think as immaterial, may also impair our business. If any of the events anticipated by the risks described below or elsewhere in this report occur, our results of operations and financial conditions could be adversely affected.

Risk Factors Relating to Our Business

We have a history of losses and we may experience additional losses in the futures.

The Company has a history of losses, including net losses available to common shareholders of $8,606,578 and $3,433,769 for the years ended December 31, 2017 and December 31, 2016, respectively, and $10,526,370 and $3,306,514 for the nine months ended September 30, 2018 and September 30, 2017, respectively. Our future operating results will depend on many factors, both in and out of our control, including the ability to increase and sustain demand for and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and key employees. Accordingly, there can be no assurance that we can attain consistent profitability.

We rely on third party co-packers to manufacture our products. If we are unable to maintain good relationships with our co-packers and/or their ability to manufacture our products becomes constrained or unavailable to us, our business could suffer.

We do not directly manufacture our products, but instead outsource such manufacturing to established third party co-packers. These third-party co-packers may not be able to fulfill our demand as it arises, could begin to charge rates that make using their services cost inefficient or may simply not be able to or willing to provide their services to us on a timely basis or at all. In the event of any disruption or delay, whether caused by a rift in our relationship or the inability of our co-packers to manufacture our products as required, we would need to secure the services of alternative co-packers. We may be unable to procure alternative packing facilities at commercially reasonable rates and/or within a reasonably short time period and any such transition could be costly. In such case, our business, financial condition and results of operations would be adversely affected.

We rely on distributors to distribute our products in the DSD sales channel and in international markets. If we are unable to secure such distributors and/or we are unable to maintain good relationships with our existing distributors, our business could suffer.

We distribute Celsius® in the DSD sales channel by entering into agreements with direct-to-store delivery distributors having established sales, marketing and distribution organizations. We similarly are seeking to expand our international distribution, particularly in the Far East and elsewhere in Asia by entering into agreements with large established distributors who service those markets. Many of our distributors are affiliated with and manufacture and/or distribute other beverage products. In many cases, such products compete directly with our products. The marketing efforts of our distributors are important for our success. If Celsius® proves to be less attractive to our distributors and/or if we fail to attract distributors, and/or our distributors do not market and promote our products with greater focus in preference to the products of our competitors, our business, financial condition and results of operations could be adversely affected.

Our customers are material to our success. If we are unable to maintain good relationships with our existing customers, our business could suffer.

Unilateral decisions could be taken by our distributors, grocery chains, convenience chains, drug stores, nutrition stores, mass merchants, club warehouses and other customers to discontinue carrying all or any of our products that they are carrying at any time, which could cause our business to suffer.

One customer accounts for a significant portion of our revenues. If sales to this customer were to significantly decline or cease, our business could be significantly harmed.

Sales to a foreign customer of our products accounted for 29.7% and 36.8% of our revenues for the years ended December 31, 2017 and December 31, 2016, respectively. Accordingly, if sales to this customer were to significantly decline or cease entirely, our business, results of operations and financial condition may be significantly harmed.

Increases in cost or shortages of raw materials or increases in costs of co-packing could harm our business.

The principal raw materials used by us are flavors and ingredient blends as well as aluminum cans, the prices of which are subject to fluctuations. We are uncertain whether the prices of any of the above or any other raw materials or ingredients we utilize will rise in the future and whether we will be able to pass any of such increases on to our customers. We do not use hedging agreements or alternative instruments to manage the risks associated with securing sufficient ingredients or raw materials. In addition, some of these raw materials, such as our distinctive sleek 12 ounce can, are available from a single or a limited number of suppliers. As alternative sources of supply may not be available, any interruption in the supply of such raw materials might materially harm us.

Our failure to accurately estimate demand for our products could adversely affect our business and financial results.

We may not correctly estimate demand for our products. If we materially underestimate demand for our products and are unable to secure sufficient ingredients or raw materials, we might not be able to satisfy demand on a short-term basis, in which case our business, financial condition and results of operations could be adversely affected.

We depend upon our trademarks and proprietary rights, and any failure to protect our intellectual property rights or any claims that we are infringing upon the rights of others may adversely affect our competitive position.

Our success depends, in large part, on our ability to protect our current and future brands and products and to defend our intellectual property rights. We cannot be sure that trademarks will be issued with respect to any future trademark applications or that our competitors will not challenge, invalidate or circumvent any existing or future trademarks issued to, or licensed by, us.

Our products are manufactured using our proprietary blends of ingredients. These blends are created by third-party suppliers to our specifications and then supplied to our co-packers. Although all of the third parties in our supply and manufacture chain execute confidentiality agreements, there can be no assurance that our trade secrets, including our proprietary ingredient blends will not become known to competitors.

We believe that our competitors, many of whom are more established and have greater financial and personnel resources than we do, may be able to replicate or reverse engineer our processes, brands, flavors, or our products in a manner that could circumvent our protective safeguards. Therefore, we cannot give you any assurance that our confidential business information will remain proprietary. Any such loss of confidentiality could diminish or eliminate any competitive advantage provided by our proprietary information.

We may incur material losses as a result of product recall and product liability.

We may be liable if the consumption of any of our products causes injury, illness or death. We also may be required to recall some of our products if they become contaminated or are damaged or mislabeled. A significant product liability judgment against us, or a widespread product recall, could have a material adverse effect on our business, financial condition and results of operations. The amount of the insurance we carry is limited, and that insurance is subject to certain exclusions and may or may not be adequate.

Our lack of product diversification and inability to timely introduce new or alternative products could cause us to cease operations.

Our business is centered on Celsius® and our recent product line extensions, including Celsius Heat™. The risks associated with focusing on a limited product line are substantial. I Even though we recently announced our first product line extension, if consumers do not accept our products or if there is a general decline in market demand for, or any significant decrease in, the consumption of functional beverages, we are not financially or operationally capable of introducing alternative products within a short time frame. As a result, such lack of acceptance or market demand decline could cause us to cease operations.

We are dependent on our key executives and employees and the loss of any of their services could materially adversely affect us which may have a material adverse effect on our Company.

Our future success will depend substantially upon the abilities of, and personal relationships developed by our key executives and employees. The sudden loss of the services of any key executive or employee could materially adversely affect our business and our prospects for the future. We do not have key person insurance on the lives of such individuals.

We are dependent on our ability to attract and retain qualified technical, sales and managerial personnel.

Our future success depends in part on our continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for such personnel in the beverage industry is intense and we may not be able to retain our key managerial, sales and technical employees or attract and retain additional highly qualified technical, sales and managerial personnel in the future. Any inability to attract and retain the necessary technical, sales and managerial personnel could materially adversely affect us.

The FDA has not passed on the efficacy of our products or the accuracy of any claim we make related to our products.

Although six independent clinical studies have been conducted relating to the calorie-burning and related effects of our products, the results of these studies have not been submitted to or reviewed by the FDA. Further, the FDA has not passed on the efficacy of any of our products nor has it reviewed or passed on any claims we make related to our products, including the claim that our products aid consumers in burning calories or enhancing their metabolism.

Risk Factors Relating to Our Industry

We are subject to significant competition in the beverage industry.

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, distribution channel penetration, development of new products and flavors and marketing campaigns. Our products compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing and distribution resources and name recognition than we do.Important factors affecting our ability to compete successfully include the taste and flavor of our products, trade and consumer promotions, rapid and effective development of new, unique cutting-edge products, attractive and different packaging, branded product advertising and pricing. Our products compete with all liquid refreshments and with products of much larger and substantially better financed competitors, including the products of numerous nationally and internationally known producers, such as The Coca Cola Company, Dr. Pepper Snapple Group, PepsiCo, Inc., Nestle, Waters North America, Inc., Hansen Natural Corp. and Red Bull. We also compete with companies that are smaller or primarily local in operation. Our products also compete with private label brands such as those carried by supermarket chains, convenience store chains, drug store chains, mass merchants and club warehouses.

There can be no assurance that we will compete successfully in the functional beverage industry. The failure to do so would materially adversely affect our business, financial condition and results of operations.

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success and significant marketing and advertising could be needed to achieve and sustain brand recognition.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our targeted consumers. Our business depends on acceptance by our independent distributors of our brand as one that has the potential to provide incremental sales growth rather than reduce distributors’ existing beverage sales. The development of brand awareness and market acceptance is likely to require significant marketing and advertising expenditures. There can be no assurance that Celsius® will achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers. Any failure of the Celsius® brand to maintain or increase acceptance or market penetration would likely have a material adverse effect on business, financial condition and results of operations.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our beverage products are subject to the rules and regulations of various federal, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our business, financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have an adverse effect on our business, financial condition and results of operations.

Risk Factors Relating to our Status as a Fully Reporting Public Company

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) that require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

In late 2016, we became subject to the periodic reporting requirements of the Exchange Act and as a result, we are now required to file periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Rule 13a-15(f) under the Exchange Act, internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officers and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•        pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•        provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•        provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We will be required to include a report of management on the effectiveness of our internal control over financial reporting in certain of our periodic filings. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements.

During the course of our testing, we may identify other deficiencies that we may not be able to timely remediate. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

Risk Factors Related to our Common Stock

We cannot guarantee the continued existence of an active established public trading market for our common stock.

Our common stock currently is listed for trading on the Nasdaq Capital Market. Trading in stock quoted on the Nasdaq Capital Market may often experience wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance.

Market prices for our common stock may also be influenced by a number of other factors, including:

•        the issuance of new equity securities pursuant to a public or private offering;

•        changes in interest rates;

•        competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•        variations in quarterly operating results;

•        change in financial estimates by securities analysts;

•        the depth and liquidity of the market for our common stock;

•        investor perceptions of Celsius and the functional beverage industry generally; and

•        general economic and other national conditions.

Our board of directors has the authority, without shareholder approval, to issue preferred stock with terms that may not be beneficial to common shareholders and with the ability to affect adversely shareholder voting power and perpetuate their control over us.

Our Articles of Incorporation allows our board of directors to issue shares of preferred stock without any vote or further action by our shareholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

The ability of our principal shareholders to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our principal shareholders own common stock and/or preferred stock which holds a majority of the voting power of our issued and outstanding capital. Accordingly, they will be able to effectively control the election of directors, as well as all other matters requiring shareholder approval. The interests of our principal shareholders may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other directors and other business decisions. The minority shareholders have no way of overriding decisions made by our principal shareholders. This level of control may also have an adverse impact on the market value of our shares because our principal shareholders may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

The “market overhang” from our outstanding options, warrants and convertible securities could adversely impact the market price of our common stock.

As of the date of this Registration Statement, we have 7,577,018 shares of common stock issuable upon exercise of outstanding options and warrants and conversion of outstanding convertible securities. Such “market overhang” could adversely impact the market price of our common stock as a result of the dilution which would result if such securities were exercised for or converted into shares of common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes and working capital and capital expenditures. We may also use the net proceeds to invest in or acquire complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we may invest the proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The description below of our capital stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to the articles of incorporation, the bylaws, and the applicable provisions of Nevada law.

General

Our articles of incorporation authorize us to issue up to 75,000,000 shares of common stock, $0.001 par value per share, and 2,500,000 shares of preferred stock, $0.001 par value per share.

As of December 27, 2018, there were 51,196,486 shares of common stock outstanding, and 2,763 shares of preferred stock outstanding.

Common Stock

As of the date of this Registration Statement, we have 51,196,486 shares of our common stock issued and outstanding. All shares of our common stock that are presently issued and outstanding are fully paid and non-assessable. Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock, voting together with holders of our Preferred C Shares and Preferred D Shares as a single class, can elect all of the directors. Holders of our capital stock representing a majority of the voting power of our capital stock entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of our outstanding capital stock entitled to vote is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds, subject to preferences granted to shares of preferred stock. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock, including shares of preferred stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

General

Our board of directors has the authority, without further action by the shareholders, to issue such shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series. While our Articles and bylaws do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock. We currently have 3,000 shares of preferred stock designated as Preferred C Shares designated, of which 2,380 Preferred C Shares are issued and outstanding and 4,000 shares of preferred stock designated as Preferred D Shares, all of which are issued and outstanding.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•        the title and stated value;

•        the number of shares we are offering;

•        the liquidation preference per share;

•        the purchase price;

•        the dividend rate, period and payment date and method of calculation for dividends;

•        whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•        the procedures for any auction and remarketing, if any;

•        the provisions for a sinking fund, if any;

•        the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•        any listing of the preferred stock on any securities exchange or market;

•        whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•        whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•        voting rights, if any, of the preferred stock;

•        preemptive rights, if any;

•        restrictions on transfer, sale or other assignment, if any;

•        whether interests in the preferred stock will be represented by depositary shares;

•        a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•        the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•        any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•        any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Preferred C Shares

The Preferred C Shares are convertible into our common stock at the option of the holder thereof at a conversion price of $0.52 per share at any time until December 31, 2018, at which time they will automatically convert into shares of our common stock determined by dividing the liquidation preference of $1,000 per Preferred C Share by the conversion price then in effect. The conversion price is subject to adjustment in the event of stock dividends, stock splits and similar events. The Preferred C Shares accrue cumulative annual dividends at the rate of 6% per annum, payable by the issuance of additional Preferred C Shares. The holder of Preferred C Shares votes on an “as converted” basis, together with holders of common stock as a single class on all matters presented to shareholders for a vote, except as required by law.

Preferred D Shares

The Preferred D Shares are convertible into our common stock at the option of the holder thereof at a conversion price of $0.86 per share until the earlier of the January 2, 2020 due date of our line of credit with CD Financial or such earlier date as the line of credit is satisfied (the “Mandatory Redemption Date”). The conversion price is subject to adjustment in the event of stock dividends, stock splits and similar events. The Preferred D Shares accrue cumulative annual cash dividends at the rate of 5% per annum, payable quarterly in cash and have a liquidation preference of $1,000 per share. On the Mandatory Redemption Date, the Preferred D Shares automatically convert into shares of our common stock in a number determined by dividing the $1,000 per Preferred D Share liquidation preference plus any accrued but unpaid dividends, by the conversion price then in effect. The Preferred D Shares may also be redeemed by us at any time on or after December 31, 2016, at a redemption price equal to 104% of the liquidation preference. The holder of the Preferred D Shares votes on an “as converted” basis, together with holders of common stock as a single class on all matters presented to shareholders for a vote, except as required by law.

Registration Rights

We have not granted registration rights to any party.

Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Direct Transfer LLC f/k/a Interwest Transfer Company, Inc. Its address is 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117. The transfer agent for any series of preferred stock, debt securities or warrants that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Nasdaq Capital Market

Our common stock is quoted on the Nasdaq Capital Market under the symbol “CELH.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•        the title of the series of debt securities;

•        any limit upon the aggregate principal amount that may be issued;

•        the maturity date or dates;

•        the form of the debt securities of the series;

•        the applicability of any guarantees;

•        whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•        whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•        if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•        the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•        our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•        if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•        the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•        the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•        any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•        whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•        if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•        additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•        additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•        additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•        additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•        additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•        the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•        whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•        the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•        any restrictions on transfer, sale or assignment of the debt securities of the series; and

•        any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations

Conversion Or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger Or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events Of Default Under The Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•        if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•        if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•        if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•        if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•        the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•        subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•        the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•        the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•        such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•        the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification Of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•        to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•        to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•        to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•        to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•        to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•        to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•        to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•        to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•        to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•        extending the fixed maturity of any debt securities of any series;

•        reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•        reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•        provide for payment;

•        register the transfer or exchange of debt securities of the series;

•        replace stolen, lost or mutilated debt securities of the series;

•        pay principal of and premium and interest on any debt securities of the series;

•        maintain paying agencies;

•        hold monies for payment in trust;

•        recover excess money held by the trustee;

•        compensate and indemnify the trustee; and

•        appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange And Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•        issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•        register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning The Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment And Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of Nevada, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•        the title of such securities;

•        the offering price or prices and aggregate number of warrants offered;

•        the currency or currencies for which the warrants may be purchased;

•        if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•        if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•        if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•        in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•        in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•        the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•        the terms of any rights to redeem or call the warrants;

•        the terms of any rights to force the exercise of the warrants;

•        any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•        the dates on which the right to exercise the warrants will commence and expire;

•        the manner in which the warrant agreements and warrants may be modified;

•        a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•        the terms of the securities issuable upon exercise of the warrants; and

•        any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•        in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•        in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise Of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of Nevada.

Enforceability Of Rights By Holders Of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

A global security may be terminated in certain situations as described under “— Special Situations When A Global Security Will Be Terminated,” or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•        how it handles securities payments and notices;

•        whether it imposes fees or charges;

•        how it would handle a request for the holders’ consent, if ever required;

•        whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•        how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•        if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•        an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•        an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•        an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•        an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•        the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•        we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•        the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•        financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

•        if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•        if we notify any applicable trustee that we wish to terminate that global security; or

•        if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•        at a fixed price or prices, which may be changed;

•        at market prices prevailing at the time of sale;

•        at prices related to such prevailing market prices;

•        at varying prices determined at the time of sale; or

•        at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•        on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•        to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by financial institutions acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•        the name or names of any underwriters, dealers or agents participating in the offering, if any;

•        the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

•        any option, under which underwriters may purchase additional securities from us;

•        any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•        any public offering price;

•        any discounts or concessions allowed or reallowed or paid to dealers; and

•        any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any agents and underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Gutierrez Bergman Boulris, PLLC located in Coral Gables, Florida.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the audit report of Assurance Dimensions, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain a website at www.celsius.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-34611. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and filed with the SEC on March 8, 2018;

•        Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and filed with the SEC on May 10, 2018;

•        Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and filed with the SEC on August 9, 2018;

•        Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and filed with the SEC on November 8, 2018;

•        Our Current Reports on Form 8-K filed with the SEC on January 9, 2018; February 8, 2018; February 14, 2018; March 2, 2018; March 8, 2018; April 2, 2018; April 20, 2018; May 2, 2018; May 4, 2018; May 10, 2018; May 18, 2018; May 24, 2018; June 7, 2018; June 20, 2018; August 3, 2018; August 9, 2018; October 1, 2018; and November 8, 2018; and

•        the description of the our common stock contained in our registration statement on Form 10 (No. 000-55663), filed with the SEC on July 22, 2016, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02, Item 7.01 or Item 8.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Information in these documents updates and supplements the information provided in this prospectus. Any statements in these documents will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 2424 N Federal Highway, Suite 208, Boca Raton, Florida 33431 or telephoning us at (561) 276-2239.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

6,944,444 Shares

Common Stock

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PROSPECTUS SUPPLEMENT

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Sole Bookrunning Manager

B. RILEY FBR

Co-Managers
Ladenburg Thalmann	Maxim Group LLC

September 11, 2019